SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 03/31/09
                         RUN DATE: 04/21/09  9:46 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   90

FORM 13F INFORMATION TABLE VALUE TOTAL:   $70,433,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME